Exhibit 25.1
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

13-4994650
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

1111 Polaris Parkway
Columbus, Ohio	43271
(Address of principal executive offices)	(Zip Code)
Pauline E. Higgins
Vice President and Assistant General Counsel
JPMorgan Chase Bank, National Association
707 Travis Street, 4th Floor North
Houston, Texas 77002
Tel: (713) 216-1436
(Name, address and telephone number of agent for service)

Transcontinental Gas Pipe Line Corporation
(Exact name of obligor as specified in its charter)

Delaware	74-1079400
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

2800 Post Oak Boulevard.,
P.O. Box 1396
Houston, Texas	77251
(Address of principal executive offices)	(Zip Code)

6.40% Senior Notes due 2016
(Title of the indenture securities)

GENERAL
Item 1. General Information.
     Furnish the following information as to the trustee:
     (a) Name and address of each examining or supervising authority to which it is subject.
          Comptroller of the Currency, Washington, D.C.
          Board of Governors of the Federal Reserve System, Washington, D.C., 20551
          Federal Deposit Insurance Corporation, Washington, D.C., 20429.
     (b) Whether it is authorized to exercise corporate trust powers.
          Yes.
Item 2. Affiliations with the Obligor and Guarantors.
     If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.
     None.

Item 16. List of Exhibits
     List below all exhibits filed as a part of this Statement of Eligibility.
     1. A copy of the Articles of Association of JPMorgan Chase Bank, N.A. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
     2. A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
     3. None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.
     4. A copy of the existing By-Laws of the Trustee. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
     5. Not applicable.
     6. The consent of the Trustee required by Section 321(b) of the Act. (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.
     8. Not applicable.
     9. Not applicable.
SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 16th day of August, 2006.

JPMORGAN CHASE BANK, N.A.

By	/s/ Joanne Adamis

Joanne Adamis

Exhibit 7 to Form T-1
Bank Call Notice
RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF
JPMorgan Chase Bank, N.A.
of 1111 Polaris Parkway, Columbus, Ohio 43240
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,
at the close of business March 31, 2006, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
in Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$35,771
Interest-bearing balances	11,008
Securities:
Held to maturity securities	72
Available for sale securities	55,459
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	17,813
Securities purchased under agreements to resell	228,565
Loans and lease financing receivables:
Loans and leases held for sale	32,025
Loans and leases, net of unearned income	381,159
Less: Allowance for loan and lease losses	5,042

Loans and leases, net of unearned income and allowance	376,117
Trading Assets	246,732
Premises and fixed assets (including capitalized leases)	8,145
Other real estate owned	388
Investments in unconsolidated subsidiaries and associated companies	1,620
Intangible assets:
Goodwill	23,681
Other Intangible assets	11,704
Other assets	44,294

TOTAL ASSETS	$1,093,394

LIABILITIES
Deposits:
In domestic offices	$417,676
Noninterest-bearing	134,430
Interest-bearing	283,246
In foreign offices, Edge and Agreement subsidiaries and IBF’s	163,635
Noninterest-bearing	6,677
Interest-bearing	156,958
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	9,221
Securities sold under agreements to repurchase	125,094
Trading liabilities	137,150
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	90,745
Subordinated notes and debentures	18,638
Other liabilities	41,884

TOTAL LIABILITIES	1,004,043

Minority Interest in consolidated subsidiaries	1,956
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	59,450
Retained earnings	27,149
Accumulated other comprehensive income	(989)
Other equity capital components	0

TOTAL EQUITY CAPITAL	87,395

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$1,093,394

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.

MICHAEL J. CAVANAGH	)
WILLIAM B. HARRISON , JR.	)	DIRECTORS
JAMES DIMON	)